SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Providian Financial Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                        94-2933952
 (State of incorporation                             (I.R.S. Employer
    or organization)                                Identification No.)

                               201 Mission Street
                         San Francisco, California 94105
                                 (415) 543-0404
   (Address, including zip code, of registrant's principal executive offices)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates:
          ----------------------
          (if applicable)

     Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                    Name of each exchange on which
        to be so registered                    each class is to be registered

           Common Stock,                          Pacific Exchange, Inc.
       par value $.01 per share

    Preferred Share Purchase Rights               Pacific Exchange, Inc.


    Securities to be registered pursuant to Section 12(g) of the Act:    None

Item 1.   Description of Registrant's Securities to be Registered.

          In response to this item, incorporated by reference is the description of the Common Stock, par value $.01 per share, and the Preferred Share Purchase Rights of Providian Financial Corporation (the "Registrant"), contained under the captions "Description of Providian Bancorp Capital Stock" and "Certain Antitakeover Effects--Rights Plan" in the Information Statement contained in the Registrant's registration statement on Form 10, filed with the Securities and Exchange Commission on April 17, 1997.

Item 2.   Exhibits.

          None


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Date:  September 2, 1997

                                                PROVIDIAN FINANCIAL CORPORATION
                                                (Registrant)


                                                By: /s/ James Rowe
                                                    ---------------------
                                                    James Rowe
                                                    Senior Vice President